Exhibit 99.1

LiveOne Reports Q1 Fiscal Year 2024 Revenue of $27.8M and Adjusted EBITDA* of $2.2M

●	Maintains Company Guidance for Fiscal Year 2024 Revenue of $122M - $130M and Adjusted EBITDA* of $12M - $16M

●	Audio Division Record Revenue of $25.7M and Adjusted EBITDA* of $4.9M for Q1 Fiscal Year 2024, a 24% and 46% Increase, Respectively, Year-Over-Year

●	Raises Guidance Again for Audio Division Fiscal Year 2024 Revenue of $103M – $110M and Adjusted EBITDA* of $18M - $ 21M

●	Audio Division Expected to Generate $12 Million in Cash Flow Before Settlements of Aged Account Payables

●	LiveOne’s PodcastOne Delivered Record Q1 Fiscal Year 2024 Revenue of $10.6M and Raises Guidance for Fiscal Year 2024 Revenue Between $42M - $47M

●	Increased PodcastOne Special Dividend to LiveOne Shareholders from 12% to ~19%; Expect PodcastOne to Begin Trading on a National Securities Exchange by September 15th

●	Record Growth of 690K+ New Paid Members – a 42% Year-Over-Year Increase

●	Total Members Have Reached 3.2 Million, Including over 2.3 Million Paid Members**

●	Anticipates Total Memberships to Exceed 4 Million with Paid Memberships to Surpass 3 Million by Year End of Fiscal Year 2024**

●	Increased Buyback Program to $7.5M Repurchasing 2.95 Million Shares to Date, Leaving $4.25 Million Capacity to Repurchase

●	LiveOne’s Slacker and Roth CH Acquisition V Co. Have Signed Letter of Intent to Merge; Expected to Value Slacker at $160 Million Pre-Money

●	Closed $1.7M Non-Dilutive Debt Financing to Complete Fantasy Guru Acquisition and Certain Kast Media Podcasts Acquisitions and Acquire Additional Podcasts and Talent From Largest Opportunity Pipeline in Company’s History

●	LiveOne’s Senior Management Will Host a Live Conference Call and Audio Webcast Beginning at 10:00 A.M. ET on Thursday, August 10, 2023

LOS ANGELES, CA, August 10, 2023 - LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the first fiscal quarter of its fiscal year ending March 31, 2024 (“Q1 Fiscal 2024”).

LiveOne’s CEO and Chairman, Robert Ellin, commented, “We are thrilled with the exceptional start to our fiscal year 2024. We are seeing hockey stick growth across both our Slacker and PodcastOne subsidiaries, and expect this growth to continue through the balance of the year.”

Recent and Q1 Fiscal 2024 Highlights

●	Paid members as of July 31, 2023 was 2.3 million, a net increase of 690K, or 42%, as compared to the prior year. Total members including free ad-supported memberships was approximately 3.2 million at July 31, 2023.**

●	PodcastOne was 10th in PODTRAC’s Podcast Industry Top Publishers Rankings for July 2023 with a U.S. Unique Monthly Audience of ~5.5 million and Global Downloads and Streams of ~31 million.

●	Entered into Letter of Intent to acquire certain assets of Kast Media, a podcast network, development and production company, in an all-stock deal, which if completed is expected to increase annual consolidated revenue for PodcastOne by up to $10 million and is anticipated to be accretive to EBITDA*.

●	Entered into a binding letter of intent to acquire New York-based Guru Fantasy Reports, the owner of FantasyGuru.com (“Fantasy Guru”), which if completed is expected to increase annual consolidated revenue for PodcastOne by $2.5 million and over $600,000 in EBITDA*, and 24,000 subscribers at over $8 ARPU. All stock transaction with consideration payable in 500-800K shares of PodcastOne at $8 per share.

●	LiveOne launched its first celebrity brand wine, “Birthday Sex” Chardonnay, in collaboration with Grammy-nominated R&B artist Jeremih and renowned Napa Valley/Sonoma winemaker Russell Bevan.

●	Joined the Russell Microcap® Index at the conclusion of the 2023 Russell indexes annual reconstitution, effective after the US market closed on June 23, 2023.

●	As previously announced in January 2021, with the assistance of J.P. Morgan, LiveOne is continuing a process to explore strategic alternatives to enhance shareholder value. Potential alternatives may include, among others, a strategic acquisition, divestiture, merger, sale or other form of business combination. There can be no assurance that LiveOne’s efforts will result in a specific transaction or any particular outcome or its timing.

Q1 Fiscal 2024 vs Q1 Fiscal 2023 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended June 30,
	2023	2022

Revenue	$27,767	$23,222
Operating income (loss)	$(255)	$237
Total other income (expense)	$(181)	$1,108
Net income (loss)	$(515)	$1,348
Adjusted EBITDA*	$2,210	$1,969
Net loss per share basic and diluted	$(0.01)	$0.02

Q1 Fiscal 2024 Results Summary Discussion

For Q1 Fiscal 2024, LiveOne posted revenue of $27.8 million, a 20% increase as compared to $23.2 million in the same period in the prior year. The Audio Division revenue was a record $25.7 million, a 24% increase compared to revenue of $20.8 million in the first fiscal quarter for its fiscal year ended March 31, 2023 (“Q1 Fiscal 2023”).

Q1 Fiscal 2024 Operating Loss was ($0.3) million compared to Operating Income of $0.2 million in Q1 Fiscal 2023. The $0.5 million decrease in Operating Income was largely a result of an increase in operating expenses.

Q1 Fiscal 2024 Adjusted EBITDA* improved to $2.2 million, as compared to Q1 Fiscal 2023 Adjusted EBITDA* of $2.0 million. Q1 Fiscal 2024 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $4.9 million, Other Operations Adjusted EBITDA* of ($1.2) million and Corporate Adjusted EBITDA* of ($1.5) million. Audio Division Q1 Fiscal 2024 Adjusted EBITDA* of $4.9 million was driven by improved Contribution Margin* along with decreases in operating expenses.

Capital expenditures for Q1 Fiscal 2024 totaled approximately $0.6 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player.

LiveOne is maintaining its previous guidance for its fiscal year ending March 31, 2024 consolidated revenue of $122 million - $130 million and Adjusted EBITDA* of $12 million - $16 million and raising its guidance for the Audio Division revenue to $103 million - $110 million and Adjusted EBITDA* of $18 million - $21 million.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:00 a.m. ET / 7:00 a.m. PT on Thursday, August 10, 2023.

Conference Call and Webcast:

WHEN: Thursday, August 10th
TIME: 10:00 AM ET / 7:00 AM PT
DIAL-IN (Toll Free): (833) 470-1428
DIAL IN NUMBER (Local): (404) 975-4839
ACCESS CODE: 631816
REPLAY NUMBER: (866) 813-9403 / ACCESS CODE: 527450

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/127231561

The contemplated acquisition of certain assets of Kast Media and the contemplated acquisition of Fantasy Guru is subject to execution of definitive documentation with the respective party, completion of due diligence, settlement of Kast Media’s outstanding obligations, obtaining applicable approvals and consents and other customary closing conditions. There can be no assurance that the proposed acquisitions will be completed and/or within the anticipated timeline.

The timing, price and actual number of shares repurchased under the Company’s stock repurchase program will be at the discretion of LiveOne’s management and will depend on a variety of factors, including stock price, general business and market conditions, and alternative investment opportunities. The repurchase program will continue to be executed consistent with LiveOne’s capital allocation strategy, which will continue to prioritize growing LiveOne’s business.

Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the U.S. Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate LiveOne to acquire any particular amount of shares, and the program may be suspended or discontinued at any time at LiveOne’s discretion. LiveOne will review the stock repurchase program periodically and may authorize adjustment of its terms and size.

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company’s wholly-owned subsidiaries include Slacker Radio, a membership music streaming service, and PodcastOne, which generates more than 2.3 billion downloads per year, 350+ hours distributed weekly, and 14M+ monthly unique listeners. Nearly all new Tesla EVs sold in the U.S. come with a paid membership to LiveOne’s Slacker Radio (that now includes PodcastOne) which is paid by Tesla. As of July 31, 2023, the Company has accrued a paid and free ad-supported membership base of approximately 3.2 million, including over 2.3 million paid members**. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event, and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of February 9, 2023, the Company has streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company’s other wholly-owned subsidiaries include PPVOne, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, and LiveXLive, and the Company’s other majority-owned subsidiaries are Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Amazon Fire, and through OTT, STIRR, and XUMO. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the proposed special dividend and spin-out of PodcastOne (the “Spin-Out”) and the Company’s pay-per-view business and the proposed merger of Slacker with Roth CH Acquisition V Co. (the “Proposed Business Combination”), the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s or Slacker’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

Additional Information and Where to Find It

In connection with PodcastOne’s planned direct listing on a national exchange (the “Direct Listing”), PodcastOne has filed a Registration Statement on Form S-1 with the SEC (as amended, the “Registration Statement”), which was declared effective by the SEC on May 15, 2023. The Registration Statement may be obtained without charge at the SEC’s website at www.sec.gov or by writing to PodcastOne at 335 North Maple Drive, Suite 127, Beverly Hills, CA 90210.

INVESTORS AND SECURITY HOLDERS OF PODCASTONE AND LIVEONE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT PODCASTONE FILES WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PODCASTONE, LIVEONE, THE DIRECT LISTING AND THE RELATED TRANSACTIONS.

No Offer or Solicitation

This communication does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Spin-Out or the Proposed Business Combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale, issuance or transfer of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2024 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne IR Contact:

Kirin Smith
PCG Advisory
(646) 823-8656
ksmith@pcgadvisory.com

Press Contact:

LiveOne
press@liveone.com

Financial Information

The tables below present financial results for the three months ended June 30, 2023 and 2022.

LiveOne , Inc.

Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,
	2023	2022
Revenue:	$27,767	$23,222

Operating expenses:
Cost of sales	19,563	15,382
Sales and marketing	1,904	2,366
Product development	1,246	1,617
General and administrative	5,063	2,209
Amortization of intangible assets	246	1,411
Total operating expenses	28,022	22,985
Income (loss) from operations	(255)	237

Other income (expense):
Interest expense, net	(1,418)	(997)
Other income	1,237	2,105
Total other income (expense), net	(181)	1,108

Income (loss) before income taxes	(436)	1,345

Provision for (benefit from) income taxes	79	(3)
Net income (loss)	$(515)	$1,348

Net income (loss) per share - basic	$(0.01)	$0.02
Net income (loss) per share – diluted	$(0.01)	$0.02
Weighted average common shares – basic	86,895,208	82,072,822
Weighted average common shares – diluted	86,895,208	82,126,622

LiveOne , Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,
	2023	2023
Assets		(Audited)
Current Assets
Cash and cash equivalents	$4,990	$8,409
Restricted cash	240	240
Accounts receivable, net	15,997	13,658
Inventories	2,446	2,596
Prepaid expense and other current assets	3,154	2,823
Total Current Assets	26,827	27,726
Property and equipment, net	3,144	3,325
Goodwill	23,379	23,379
Intangible assets, net	10,788	11,035
Other assets	253	423
Total Assets	$64,391	$65,888

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$25,947	$22,772
Accrued royalties	12,381	12,826
Notes payable, current portion	14	15
Deferred revenue	969	992
Senior secured line of credit	7,000	-
Bridge loan	2,711	4,726
Derivative liabilities	1,839	3,148
Total Current Liabilities	50,861	44,479
Senior secured line of credit, noncurrent	-	7,000
Notes payable, net	148	148
Lease liabilities, noncurrent	80	161
Derivative liabilities, noncurrent	859	376
Other long-term liabilities	9,574	9,578
Deferred income taxes	332	332
Total Liabilities	61,854	62,074

Commitments and Contingencies

Mezzanine Equity
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 shares authorized; 5,000 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	4,827	4,827
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 16,177 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	16,177	16,177
Common stock, $0.001 par value; 500,000,000 shares authorized; 90,063,149 and 89,632,161 shares issued and outstanding, respectively	90	90
Additional paid in capital	210,028	209,151
Treasury stock	(3,175)	(2,162)
Accumulated deficit	(225,410)	(224,269)
Total stockholders’ deficit	(2,290)	(1,013)
Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$64,391	$65,888

LiveOne , Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

	Net Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs (1)	Other (Income) Expense (2)	(Benefit) Provision for Taxes	Adjusted EBITDA*
Three Months Ended June 30, 2023
Operations – Audio Group	$3,174	$800	$300	$453	$150	$-	$4,877
Operations – Other	(848)	250	34	26	(643)	-	(1,181)
Corporate	(2,841)	5	543	54	674	79	(1,486)
Total	$(515)	$1,055	$877	$533	$181	$79	$2,210

Three Months Ended June 30, 2022
Operations – Audio Group	$2,763	$2,047	$284	$165	$(1,917)	$-	$3,342
Operations – Other	(524)	262	91	27	2	-	(142)
Corporate	(891)	6	413	(1,563)	807	(3)	(1,231)
Total	$1,348	$2,315	$788	$(1,371)	$(1,108)	$(3)	$1,969

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments and to a lesser extent, a one-time minimum guarantee to effectively terminate a live-event distribution agreement post COVID-19.

(2)	Other (income) expense above primarily includes interest expense, net, forgiveness of PPP loans, and loss on extinguishment of debt. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne , Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2023	2022

Revenue:	$27,767	$23,222
Less:
Cost of sales	(19,563)	(15,382)
Amortization of developed technology	(747)	(777)
Gross Profit	7,457	7,063
Add back amortization of developed technology:	747	777
Contribution Margin*	$8,204	$7,840

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.